

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary financial  information  extracted from form
10-QSB for the period  ended June 30, 1998 and is  qualified  in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                           DEC-31-1998
<PERIOD-END>                                JUN-30-1998
<CASH>                                        1,752,185
<SECURITIES>                                          0
<RECEIVABLES>                                    31,029
<ALLOWANCES>                                          0
<INVENTORY>                                     370,497
<CURRENT-ASSETS>                              2,385,530
<PP&E>                                        6,829,490
<DEPRECIATION>                                1,813,729
<TOTAL-ASSETS>                               13,893,372
<CURRENT-LIABILITIES>                         3,449,799<F1>
<BONDS>                                               0
<PREFERRED-MANDATORY>                         2,137,143<F2>
<PREFERRED>                                   1,702,983
<COMMON>                                        124,577
<OTHER-SE>                                   36,704,990
<TOTAL-LIABILITY-AND-EQUITY>                 13,893,372
<SALES>                                         162,153
<TOTAL-REVENUES>                                193,729
<CGS>                                                 0
<TOTAL-COSTS>                                         0
<OTHER-EXPENSES>                              2,704,488
<LOSS-PROVISION>                                      0
<INTEREST-EXPENSE>                              644,763<F3>
<INCOME-PRETAX>                              (3,025,879)
<INCOME-TAX>                                          0
<INCOME-CONTINUING>                                   0
<DISCONTINUED>                                        0
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                 (3,025,879)
<EPS-PRIMARY>                                      (.30)
<EPS-DILUTED>                                      (.23)


<F1>
Current liabilities include current maturities of long-term debt-stockholders of which $1,495,000 due January 2, 1999, as amended, is due to officers or directors.
<F2>
Represents balance of Series B 7% Convertible Preferred Stock, net of unamortized discount of $62,857.
<F3>
Interest expense includes $497,603 of amortization of debt discount and expenses, a non cash item.
